INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59693, No. 333-59695 and No. 333-63269 of Avis Rent A Car, Inc. on Form S-8
of our report on the combined financial statements of PHH Vehicle Management Services dated June 18, 1999, appearing in this Form 8-K of Avis Rent A Car, Inc.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
July 13, 1999